Exhibit 15
ACKNOWLEDGMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Shareholders and Board of Directors
KeyCorp
We are aware of the incorporation by reference in the following KeyCorp (“Key”) Registration Statements of our review report, dated May 5, 2006, relating to the unaudited condensed consolidated interim financial statements of Key, included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

Form S-3 No. 333-64601
Form S-3 No. 333-121553	(Amendment No. 1)
Form S-3 No. 333-124023
Form S-4 No. 33-31569
Form S-4 No. 33-44657
Form S-4 No. 33-51717
Form S-4 No. 33-55573
Form S-4 No. 33-57329
Form S-4 No. 33-61539
Form S-4 No. 333-61025
Form S-8 No. 2-97452
Form S-8 No. 33-21643
Form S-8 No. 333-49609
Form S-8 No. 333-49633
Form S-8 No. 333-65391
Form S-8 No. 333-70669
Form S-8 No. 333-70703
Form S-8 No. 333-70775
Form S-8 No. 333-72189
Form S-8 No. 333-92881
Form S-8 No. 333-45320
Form S-8 No. 333-45322
Form S-8 No. 333-99493
Form S-8 No. 333-99495
Form S-8 No. 33-31569	(Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 33-44657	(Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 33-51717	(Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 333-66057	(Post-Effective Amendment No. 1 to Form S-4 No. 333-61025)
Form S-8 No. 333-107074
Form S-8 No. 333-107075
Form S-8 No. 333-107076
Form S-8 No. 333-109273
Form S-8 No. 333-112225
Form S-8 No. 333-116120

/s/ Ernst & Young LLP

Cleveland, Ohio
May 5, 2006

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